Exhibit 21.1

ENTITY	Formed In	Foreign States Auth.	Assumed Name
AnTrev, LLC	NC
Arngar, Inc.	NC		Cadillac of South Charlotte
Autobahn, Inc.	CA		Autobahn Motors
Avalon Ford, Inc.	DE	CA
Cornerstone Acceptance Corporation	FL	NC OH TN TX
EchoPark Automotive, Inc.	DE	CO FL NC	EchoPark
EchoPark NC, LLC	NC
EchoPark Realty, NC LLC	NC
EchoPark SC, LLC	SC
EchoPark TX, LLC	TX
EP Realty, SC LLC	SC
FAA Beverly Hills, Inc.	CA		Beverly Hills BMW
FAA Capitol N, Inc.	CA
FAA Concord H, Inc.	CA		Concord Honda
FAA Concord T, Inc.	CA		Concord Scion Concord Toyota
FAA Dublin N, Inc.	CA
FAA Dublin VWD, Inc.	CA
FAA Holding Corp.	CA
FAA Las Vegas H, Inc.	NV		Honda West
FAA Poway H, Inc.	CA		Poway Honda

ENTITY	Formed In	Foreign States Auth.	Assumed Name
FAA Poway T, Inc.	CA
FAA San Bruno, Inc.	CA		Melody Toyota Melody Scion
FAA Santa Monica V, Inc.	CA
FAA Serramonte H, Inc.	CA		Honda of Serramonte
FAA Serramonte L, Inc.	CA		Lexus of Serramonte Lexus of Marin
FAA Serramonte, Inc.	CA
FAA Stevens Creek, Inc.	CA
FAA Torrance CPJ, Inc.	CA
FirstAmerica Automotive, Inc.	DE	CA
Fort Mill Ford, Inc.	SC
Franciscan Motors, Inc.	CA		Acura of Serramonte
Frontier Oldsmobile-Cadillac, Inc.	NC
Kramer Motors Incorporated	CA		Honda of Santa Monica
L Dealership Group, Inc.	TX	CA
Marcus David Corporation	NC		Town and Country Toyota
Massey Cadillac, Inc.	TN	MI
Mountain States Motors Co., Inc.	CO
Ontario L, LLC	CA		Crown Lexus
Philpott Motors, Ltd.	TX		Philpott Motors Hyundai Philpott Ford Philpott Toyota Philpott Scion
Santa Clara Imported Cars, Inc.	CA		Honda of Stevens Creek
SRM Assurance, Ltd.	Cay-man Is.

ENTITY	Formed In	Foreign States Auth.	Assumed Name
Stevens Creek Cadillac, Inc.	CA		St. Claire Cadillac
Town and Country Ford, Incorporated	NC
TT Denver, LLC	CO		EchoPark
TTRE CO 1, LLC	CO
Windward, Inc.	HI	CA	Honda of Hayward
SAI AL HC1, Inc.	AL
SAI AL HC2, Inc.	AL		Tom Williams Collision Center
SAI Ann Arbor Imports, LLC	MI
SAI Atlanta B, LLC	GA		Global Imports [used for BMW] Global Imports MINI
SAI Broken Arrow C, LLC	OK
SAI Calabasas A, LLC	CA		Audi Calabasas
SAI Chamblee V, LLC	GA		Dyer and Dyer Volvo
SAI Charlotte M, LLC	NC
SAI Chattanooga N, LLC	TN		Nissan of Chattanooga East
SAI Clearwater T, LLC	FL		Clearwater Toyota Clearwater Scion
SAI Cleveland N, LLC	TN
SAI Columbus Motors, LLC	OH		Hatfield Subaru Hatfield Hyundai
SAI Columbus T, LLC	OH		Scion West Hatfield Automall Toyota West
SAI Columbus VWK, LLC	OH		Hatfield Kia Hatfield Volkswagen
SAI Denver B, Inc.	CO		Murray BMW of Denver Bodyworks Murray Motorworks

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SAI Denver C, Inc.	CO
SAI Denver M, Inc.	CO		Mercedes-Benz of Denver
SAI Fairfax B, LLC	VA		BMW of Fairfax
SAI FL HC1, Inc.	FL
SAI FL HC2, Inc.	FL
SAI FL HC3, Inc.	FL
SAI FL HC4, Inc.	FL
SAI FL HC7, Inc.	FL
SAI Fort Myers B, LLC	FL		BMW of Fort Myers MINI of Fort Myers
SAI Fort Myers H, LLC	FL		Honda of Fort Myers
SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers
SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers
SAI GA HC1, LLC	GA
SAI Irondale Imports, LLC	AL		Tom Williams Imports Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham
SAI Irondale L, LLC	AL		Tom Williams Lexus
SAI Long Beach B, Inc.	CA		Long Beach BMW Long Beach MINI
SAI McKinney M, LLC	TX		Mercedes-Benz of McKinney
SAI MD HC1, Inc.	MD
SAI Monrovia B, Inc.	CA		BMW of Monrovia MINI of Monrovia
SAI Montgomery B, LLC	AL		BMW of Montgomery

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SAI Montgomery BCH, LLC	AL		Classic Buick GMC Cadillac
SAI Montgomery CH, LLC	AL		Capitol Chevrolet Capitol Hyundai
SAI Nashville CSH, LLC	TN		Crest Cadillac
SAI Nashville H, LLC	TN		Crest Honda
SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville smart center of Nashville
SAI Nashville Motors, LLC	TN		Audi Nashville Porsche of Nashville
SAI OK HC1, Inc.	OK
SAI Oklahoma City C, LLC	OK
SAI Oklahoma City H, LLC	OK
SAI Oklahoma City T, LLC	OK
SAI Orlando CS, LLC	FL		Massey Cadillac
SAI Peachtree, LLC	GA
SAI Pensacola A, LLC	FL		Audi Pensacola
SAI Philpott T, LLC	TX		Philpott Toyota Philpott Scion
SAI Riverside C, LLC	OK
SAI Roaring Fork LR, Inc.	CO		Land Rover Roaring Fork
SAI Rockville Imports, LLC	MD		Porsche of Rockville Rockville Audi
SAI Rockville L, LLC	MD		Lexus of Rockville
SAI Santa Clara K, Inc.	CA
SAI Stone Mountain T, LLC	GA		Stone Mountain Toyota Stone Mountain Scion

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SAI TN HC1, LLC	TN
SAI TN HC2, LLC	TN
SAI TN HC3, LLC	TN
SAI Tulsa N, LLC	OK
SAI Tulsa T, LLC	OK
SAI Tysons Corner H, LLC	VA		Honda of Tysons Corner
SAI Tysons Corner I, LLC	VA		Infiniti of Tysons Corner
SAI VA HC1, Inc.	VA
SAI West Houston B, LLC	TX
Sonic 2185 Chapman Rd., Chattanooga, LLC	TN		Economy Honda Superstore
Sonic Advantage PA, LP	TX		Audi West Houston Porsche of West Houston Momentum Luxury Cars
Sonic Agency, Inc.	MI
Sonic - Buena Park H, Inc.	CA		Buena Park Honda
Sonic - Cadillac D, LP	TX		Massey Cadillac
Sonic - Calabasas A, Inc.	CA		Acura 101 West
Sonic Calabasas M, Inc.	CA		Mercedes-Benz of Calabasas
Sonic - Calabasas V, Inc.	CA
Sonic - Camp Ford, LP	TX
Sonic - Capitol Cadillac, Inc.	MI
Sonic - Capitol Imports, Inc.	SC		Capitol Imports Capitol Hyundai
Sonic - Carrollton V, LP	TX
Sonic - Carson F, Inc.	CA
Sonic - Carson LM, Inc.	CA

ENTITY	Formed In	Foreign States Auth.	Assumed Name
Sonic - Clear Lake N, LP	TX
Sonic - Clear Lake Volkswagen, LP	TX		Momentum Volkswagen of Clear Lake
Sonic – Denver T, Inc.	CO		Mountain States Toyota Mountain States Toyota and Scion
Sonic Development, LLC	NC	AL CA CO FL GA MD MI NV OH OK SC TN TX VA
Sonic Divisional Operations, LLC	NV	AL AZ CA CO FL GA MD MI NC OH OK SC TN TX VA WI
Sonic - Downey Cadillac, Inc.	CA
Sonic eStore, Inc.	NC
Sonic FFC 1, Inc.	DE	TX
Sonic FFC 2, Inc.	DE	TX
Sonic FFC 3, Inc.	DE	TX
Sonic - Fort Mill Chrysler Jeep, Inc.	SC

ENTITY	Formed In	Foreign States Auth.	Assumed Name
Sonic - Fort Mill Dodge, Inc.	SC
Sonic - Fort Worth T, LP	TX		Toyota of Fort Worth Scion of Fort Worth
Sonic - Frank Parra Autoplex, LP	TX
Sonic Fremont, Inc.	CA
Sonic - Harbor City H, Inc.	CA		Carson Honda
Sonic Houston JLR, LP	TX		Jaguar Houston North Land Rover Houston North
Sonic Houston LR, LP	TX		Land Rover Houston Central Jaguar Houston Central
Sonic - Houston V, LP	TX		Volvo of Houston
Sonic - Integrity Dodge LV, LLC	NV
Sonic - Jersey Village Volkswagen, LP	TX		Momentum Volkswagen of Jersey Village
Sonic - Lake Norman Chrysler Jeep, LLC	NC
Sonic - Las Vegas C West, LLC	NV		Cadillac of Las Vegas
Sonic - Lloyd Nissan, Inc.	FL
Sonic - Lloyd Pontiac - Cadillac, Inc.	FL
Sonic - Lone Tree Cadillac, Inc.	CO		Don Massey Collision Center
Sonic - LS Chevrolet, LP	TX		Lone Star Chevrolet
Sonic - LS, LLC	DE	TX
Sonic - Lute Riley, LP	TX		Lute Riley Honda
Sonic - Massey Cadillac, LP	TX
Sonic - Massey Chevrolet, Inc.	CA
Sonic - Mesquite Hyundai, LP	TX
Sonic Momentum B, LP	TX		Momentum Collision Center Momentum BMW Momentum MINI BMW of West Houston

ENTITY	Formed In	Foreign States Auth.	Assumed Name
Sonic Momentum JVP, LP	TX		Land Rover Southwest Houston Jaguar Southwest Houston Momentum Volvo Momentum Porsche
Sonic Momentum VWA, LP	TX		Audi Central Houston Momentum Volkswagen
Sonic - Newsome Chevrolet World, Inc.	SC		Capitol Chevrolet
Sonic - Newsome of Florence, Inc.	SC
Sonic - North Charleston Dodge, Inc.	SC
Sonic - North Charleston, Inc.	SC
Sonic of Texas, Inc.	TX
Sonic - Plymouth Cadillac, Inc.	MI
Sonic Resources, Inc.	NV
Sonic - Richardson F, LP	TX		North Central Ford
Sonic - Sanford Cadillac, Inc.	FL
Sonic Santa Monica M, Inc.	CA		W.I. Simonson
Sonic Santa Monica S, Inc.	CA
Sonic - Shottenkirk, Inc.	FL		Pensacola Honda
Sonic - Stevens Creek B, Inc.	CA		Stevens Creek BMW
Sonic - Volvo LV, LLC	NV		Volvo of Las Vegas
Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek
Sonic - West Covina T, Inc.	CA
Sonic - Williams Cadillac, Inc.	AL
Sonic Wilshire Cadillac, Inc.	CA
Sonic Automotive - 1720 Mason Ave., DB, LLC	FL
Sonic Automotive - 1495 Automall Drive, Columbus, Inc.	OH

ENTITY	Formed In	Foreign States Auth.	Assumed Name
Sonic Automotive - 1720 Mason Ave., DB, Inc.	FL
Sonic Automotive - 2490 South Lee Highway, LLC	TN
Sonic Automotive - 3401 N. Main, TX, LP	TX		Baytown Auto Collision Center Ron Craft Chevrolet Cadillac
Sonic Automotive - 4701 I-10 East, TX, LP	TX		Baytown Ford
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	FL
Sonic Automotive - 9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW Century MINI
Sonic Automotive Aviation, LLC	NC
Sonic Automotive F&I, LLC	NV
Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga
Sonic Automotive of Nashville, LLC	TN		BMW of Nashville MINI of Nashville
Sonic Automotive of Nevada, Inc.	NV
Sonic Automotive of Texas, LP	TX		Lone Star Ford
Sonic Automotive Support, LLC	NV
Sonic Automotive West, LLC	NV
SRE Alabama - 2, LLC	AL
SRE Alabama – 5, LLC	AL
SRE California – 1, LLC	CA
SRE California – 2, LLC	CA
SRE California – 3, LLC	CA
SRE California – 4, LLC	CA

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SRE California – 5, LLC	CA
SRE California – 6, LLC	CA
SRE California – 7 SCB, LLC	CA
SRE California – 8 SCH, LLC	CA
SRE California - 9 BHB, LLC	CA
SRE California 10 LBB, LLC	CA
SRE Colorado – 1, LLC	CO
SRE Colorado – 2, LLC	CO
SRE Colorado – 3, LLC	CO
SRE Colorado – 4 RF, LLC	CO
SRE Colorado – 5 CC, LLC	CO
SRE Florida - 1, LLC	FL
SRE Florida - 2, LLC	FL
SRE Georgia 4, LLC	GA
SRE Holding, LLC	NC	TX CO AZ AL
SRE Maryland - 1, LLC	MD
SRE Nevada - 2, LLC	NV
SRE North Carolina – 2, LLC	NC
SRE North Carolina – 3, LLC	NC
SRE Ohio 1, LLC	OH
SRE Ohio 2, LLC	OH
SRE Oklahoma – 1, LLC	OK
SRE Oklahoma – 2, LLC	OK

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SRE Oklahoma – 5, LLC	OK
SRE South Carolina – 2, LLC	SC
SRE South Carolina – 3, LLC	SC
SRE South Carolina – 4, LLC	SC
SRE Tennessee – 1, LLC	TN
SRE Tennessee – 2, LLC	TN
SRE Tennessee – 3, LLC	TN
SRE Tennessee – 4, LLC	TN
SRE Tennessee – 5, LLC	TN
SRE Tennessee – 6, LLC	TN
SRE Texas – 1, LP	TX
SRE Texas – 2, LP	TX
SRE Texas – 3, LP	TX
SRE Texas – 4, LP	TX
SRE Texas – 5, LP	TX
SRE Texas – 6, LP	TX
SRE Texas – 7, LP	TX
SRE Texas – 8, LP	TX
SRE Texas 9, LLC	TX
SRE Texas 10, LLC	TX
SRE Texas 11, LLC	TX
SRE Texas 12, LLC	TX
SRE Texas 13, LLC	TX

ENTITY	Formed In	Foreign States Auth.	Assumed Name
SRE Virginia - 1, LLC	VA	MD
SRE Virginia – 2, LLC	VA